Exhibit 10.39
EXECUTIVE MANAGEMENT
2009 SHORT-TERM INCENTIVE PLAN

Category	Eligible Points	Points Awarded	Goal
Capital	7.5	—	Maintain average TRBC ratio of at least 12% at FSB
	7.5	—	Maintain leverage ratio < or = 95% of senior note agreement requirement
			Bonus: Additional 5 points for successful renegotiation of leverage limitations in senior note agreements.
Asset Quality	15.0	—	NPA Ratio[1] at or below 1.5% for entire year.
			Bonus: Additional 5 points if the NPA ratio[1] is 1% or less with a reduction of 5 points if net charge offs exceed .5%.
Management	10.0	—	Make substantial progress toward conversion of NCBFSB to National Bank
	5.0 10.0	— —	Achieve satisfactory evaluations from Loan Review, auditors, FCA, and OTS, including FIDICA compliance. Complete conversion to OSI by year-end.
Earnings	10.0	—	Maintain Avg. ROAE of 7% at NCBFSB and achieve FSB Earnings objectives of senior note agreements
	5.0	—	Implement Relationship Profitability System by year-end Bonus: 1 extra point for every 1% reduction in Efficiency Ratio (adjusted for one-time charges) below 68% (up to 5 extra points).
Liquidity	7.5	—	Reduce average Bank Revolver outstandings in Q4 to < $25MM.
	7.5	—	Fund 100% of net loan and investment portfolio growth at NCBFSB with Non-Brokered Deposits[2] and/or FHLB advances.
			Bonus: 1 extra point for every 1% reduction in
			Brokered Deposits below 40% of total deposits (up to 5 extra points).
Sensitivity	5.0	—	Maintain all sensitivity measurements within Green or Yellow ranges. No more than 5 measurements (out of 288 total measurements for the year) in the Red range, all of which must be cured within 30 days of measurement.
Mission	10.0	—	Achieve “Best Efforts” evaluation by Board of Directors. Best Efforts to be based on performance against mission objectives set for new products, new markets, policy advocacy, strengthening of the brand and internal enhancement of operations. One of two objectives will set for each area identified above.
Total Points	100.0	—
Income Bonus Points			Bonus: 1 extra percentage point for each 5% that Actual post-tax Net Income exceeds Budget (up to 10 extra points).

[1]	NPA Ratio equals average Non-accruing Loans plus REO as a percentage of average Total Loans.

[2]	Includes CDARs Reciprocal trades.